Exhibit 99.2

Signature of Reporting Persons:

This statement on Form 3 is filed by Zone Venture Fund II, L.P., Zone Venture Fund II Annex, L.P., Draper Atlantic Venture Fund, L.P., Draper Atlantic Venture Fund II, L.P., Draper Atlantic Opportunity Fund, L.P., the Timothy Draper Living Trust, the Draper 1999 Grandchildrens Trust and JABE, LLC. The principal business address of each of the reporting persons is c/o Zone Venture Fund, 241 S. Figueroa Street, Suite 340, Los Angeles, CA 90012. The reporting entities disclaim beneficial ownership of the securities listed herein except to the extent of their pecuniary interest therein.

Zone Venture Fund II, L.P

By:	/s/ Frank M. Creer
Name:	Frank M. Creer
Title:	Managing Director, Zone Ventures

Zone Venture Fund II Annex, L.P.

By:	/s/ Frank M. Creer
Name:	Frank M. Creer
Title:	Managing Director, Zone Ventures

Draper Atlantic Venture Fund, L.P.

By:	/s/ John Backus
Name:	John Backus
Title:	Managing Partner

Draper Atlantic Venture Fund II, L.P.

By:	/s/ John Backus
Name:	John Backus
Title:	Managing Partner

Draper Atlantic Opportunity Fund, L.P.

By:	/s/ John Backus
Name:	John Backus
Title:	Managing Partner

The Timothy Draper Living Trust

By:	/s/ Timothy Draper
Name:	Timothy Draper
Title:	Trustee

The Draper 1999 Grandchildrens Trust

By:	/s/ Timothy Draper
Name:	Timothy Draper
Title:	Trustee

JABE, LLC

By:	/s/ Timothy Draper
Name:	Timothy Draper
Title:	Member